Exhibit 23.3

CONSENT OF MICHAEL J. LECHNER, P. GEO

I assisted with the preparation of “Technical Report Thompson Creek Molybdenum Mine” dated February 9, 2011 (the “Report”) for Thompson Creek Metals Company Inc. (the “Company”), portions of which are summarized (the “Summary Material”) in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on February 27, 2012 (the “Form 10-K”).

I consent to the incorporation by reference in this registration statement on Form S-3/A of Thompson Creek Metals Company Inc. (File No. 333-170232), including any amendments to such Registration Statements filed with the SEC (collectively, the “Registration Statement”), of the Summary Material concerning the Report.  I concur with the discussions and summaries of the Report as they appear in the Form 10-K and are incorporated by reference in the Registration Statement and consent to my being named as an expert therein and in such Registration Statement filed with the SEC.

By:	/s/ Michael J. Lechner
Michael J. Lechner, P. Geo.
Dated: May 7, 2012